QUARTERLY INVESTOR PRESENTATION

2 Safe Harbor Disclosure Except for the historical information contained in this press release, the matters discussed herein may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions. The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan," and similar expressions are intended to identify forward-looking statements. Forward- looking statements involve risks and uncertainties, including: changes in policies or the application or interpretation of laws and regulations by regulatory agencies and tax authorities; other governmental initiatives affecting the financial services industry; changes in accounting principles, policies or guidelines; fluctuations in interest rates and the effects of inflation or a potential recession, whether caused by Federal Reserve action or otherwise; changes to existing trade policies that could affect economic activity or specific industry sectors; the impact of bank failures or adverse developments at other banks and related negative press about the banking industry in general on investor or depositor sentiment; demand for loans in Capitol Federal Financial, Inc.'s market areas; the future earnings and capital levels of Capitol Federal Savings Bank and the impact of potential pre-1988 bad debt recapture, which could affect the ability of Capitol Federal Financial, Inc. to pay dividends in accordance with its dividend policies; competition; and other risks detailed from time to time in documents filed or furnished by Capitol Federal Financial, Inc. with the Securities and Exchange Commission. Actual results may differ materially from those currently expected. These forward-looking statements represent Capitol Federal Financial, Inc.'s judgment as of the date of this release. Capitol Federal Financial, Inc. disclaims, however, any intent or obligation to update these forward- looking statements.

3 Capitol Federal Financial, Inc. (CFFN) at a glance For over 130 years, Capitol Federal® has been a leader in financial stability and trust in the communities we serve. Since 1893, we have been, and intend to continue to be, a community-oriented financial institution offering a variety of financial services to meet the needs of the communities we serve, currently through 44 traditional and two in-store branches. Ticker Market Capitalization Nasdaq: CFFN $884 million Commercial Business Deposit Accounts Business and Corporate Cards Treasury Management Commercial and Business Loans Wealth Management Insurance Assets Loans $9.8 billion $8.2 billion Deposits $6.8 billion Local communities served Selected Product Offerings Consumer Deposit and Savings Accounts Mortgages and Loans Digital Banking Private Banking Trust Services Wealth Management Insurance Corporate Offices Topeka, Kansas

4 CFFN investment rationale Uniquely focused on delivering long- term, sustainable stockholder value while maintaining a strong capital position Banking expertise strengthened by a deep understanding of the communities we serve 1 Robust balance sheet, stable portfolio and long history of disciplined capital returns 2 Strategic banking initiatives in place to become a full-service commercial bank 3

5 Banking expertise strengthened by a deep understanding of the communities we serve • We have a deep understanding of and relationships within the communities we serve ◦ Our team has strong ties to the Topeka, Salina, Wichita and Kansas City communities, which underpin our success in both commercial and consumer products • CFFN is active in commercial lending markets outside of the Bank’s and customers’ local footprint ◦ Commercial loans are generally made to borrowers in Kansas and Missouri, and property locations include Kansas, Missouri, Texas, and 21 other statescommunities we serve commercial lending outside local footprint

6 Uniquely positioned, deeply experienced and fully aligned to deliver on our strategic roadmap Our leadership team combines deep industry expertise with a proven track record of operational excellence. We have architected the current strategic plan and possess the unique institutional knowledge required to execute it seamlessly. No other team is better equipped to navigate the complexities of our market and deliver on our long-term value creation goals. Executive leadership The right team to execute Experienced board Appropriate skills to oversee strategy 7 Member board 88% Independent Financial Industry knowledge Executive leadership Technology / Data security Compliance / Regulatory Community engagement Human capital management Risk / Operations Marketing / Public relations Small business / Entrepreneurship John B. Dicus CEO Kent Townsend CFO & Treasurer Rick Jackson CLO Natalie Haag General Counsel Tony Barry Chief Corporate Services Officer Billy Skrobacz Jr. Chief Retail Operations Officer

7 Balance sheet repositioning continues to drive improvements • Completed a securities restructuring in October 2023: Sold $1.30 billion of securities at a yield of 1.22%, purchased $632.0 million of securities yielding 5.75%, and paid down $500.0 million of Bank Term Funding debt at 4.70% • Net Interest Margin continues to improve: restructuring led to an immediate increase in our net interest margin by approximately 60 basis points in fiscal year 2024, a nearly 50% increase from our net interest margin for fiscal year 2023 1.21% 1.80% 2.09% 2.19% 9/23 9/24 9/25 12/25 Net interest margin (quarterly)

8 Strong capital position supports capital returns via disciplined framework 10.1% 10.1% 10.2% 10.1% 10.0% 17.4% 17.6% 17.1% 16.8% 16.5% Tier 1 Leverage CET1 12/24 3/25 6/25 9/25 12/25

9 Long history of disciplined capital returns Over $2 billion of cumulative capital returned to shareholders since 2010 Due to the Bank's expected continuing positive tax accumulated earnings and profit balance, it is anticipated that the Bank will be in a position to make earnings distributions to the Company during fiscal year 2026 (in m ill io ns ) $1,968.7 $2,033.1 $436.1 $456.2 $1,532.7 $1,576.9 Share Repurchases Dividends 2024 2025 $— $500 $1,000 $1,500 $2,000 $2,500

10 Growing into the full-service community-oriented commercial bank of choice We are delivering value to stockholders through a more diversified balance sheet, expanded income streams, and diligent credit risk management. We expect the pace of the past two years to continue as we roll out more products and services and add to an already seasoned team of professionals focused on driving our commercial business lines. We are proud of our disciplined capital management approach which has resulted in our returning $2.03 billion to stockholders through share repurchases and dividends since our second-step conversion in 2010, and we will continue to focus on capital management decisions that drive long-term value for stockholders. - John B. Dicus Chairman and CEO Strategic priorities • Growth-oriented strategic actions • Commercial lending • Treasury management • Digital banking • Private banking • Trust & wealth management • Commercial & personal insurance • Disciplined capital returns • Focus on asset quality

11 Growing our commercial loan portfolio (in th ou sa nd s) Commercial Loan Portfolio Balance Disbursements 9/21 9/22 9/23 9/24 9/25 12/25 (QTR) — 500,000 1,000,000 1,500,000 2,000,000 2,500,000 • Positive mix-shift into commercial is our primary growth-oriented strategic initiative • Growth driven through investments in technology, people, products, and services • Active in commercial lending markets even when the opportunity is outside of our local footprint

12 Deposit base and customer solution expansion Treasury Management • Competitive suite of treasury management products • Experienced team of treasury management officers • Focus area for our sales teams to diversify funding sources and increase fee revenue tied to depository accounts • New deposit account onboarding platform • Digital banking enhancements for debit cardholders • Fintech plug-in technologies to integrate into our digital banking experience • Bringing together wealth management, private banking and insurance to provide a comprehensive suite of products and services • Private banking line of business a gateway to driving off-balance sheet revenue Digital Banking Wealth Management

13 Financial highlights (dollars in thousands) Quarter Ended 12/31/2025 9/30/2025 6/30/2025 3/31/2025 12/31/2024 Net income $ 20,304 $ 18,813 $ 18,382 $ 15,399 $ 15,431 Earnings per share $ 0.16 $ 0.14 $ 0.14 $ 0.12 $ 0.12 Net interest margin 2.19% 2.09% 1.98% 1.92% 1.86% Return on average assets 0.83% 0.77% 0.76% 0.64% 0.65% Return on average equity 7.72% 7.17% 7.05% 5.96% 5.98% Commercial Loans / Total Loans 27.79% 26.01% 23.77% 21.13% 20.65% Deposits / Total Assets 69.12% 67.41% 66.35% 65.57% 65.07% Borrowings / Total Assets 18.71% 19.95% 21.37% 22.05% 22.69%

14 Financial highlights For the Three Months Ended 12/31/2025 9/30/2025 6/30/2025 3/31/2025 12/31/2024 Interest income $ 105,989 $ 104,044 $ 99,678 $ 98,175 $ 97,622 Interest expense 54,672 55,261 54,220 54,335 55,392 Net interest income 51,317 48,783 45,458 43,840 42,230 Provision for credit losses 1,106 519 (451) — 677 Non-interest income 5,479 5,791 5,288 4,953 4,693 Non-interest expense 30,476 31,018 29,564 29,540 27,148 Income tax expense 4,910 4,224 3,251 3,854 3,667 Net income $ 20,304 $ 18,813 $ 18,382 $ 15,399 $ 15,431 Efficiency ratio 53.66% 56.84% 58.26% 60.54% 57.86% Operating expense ratio 1.24 1.27 1.23 1.23 1.14 Basic and diluted earnings per share $ 0.16 $ 0.14 $ 0.14 $ 0.12 $ 0.12 Condensed Consolidated Income Statement (dollars in thousands)

Financial highlights

Condensed Consolidated Balance Sheet

(dollars in thousands)

	At		Qtr Avg		Yield/Cost for Qtr Ended	
	12/31/2025	9/30/2025	12/31/2025	9/30/2025	12/31/2025	9/30/2025
ASSETS:						
Cash and cash equivalents	$ 232,634	$ 252,443	$ 274,154	$ 192,755	3.96%	4.36%
Securities	829,704	867,216	830,320	906,300	5.49	5.47
Loans receivable, net	8,176,736	8,111,961	8,165,539	8,126,806	4.36	4.27
FHLB Stock	85,060	90,662	88,223	94,288	9.14	9.10
Other assets	454,266	456,419	468,876	468,378	N/A	N/A
Total assets	$ 9,778,400	$ 9,778,701	$ 9,827,112	$ 9,788,527	4.49	4.43
LIABILITIES AND STOCKHOLDERS' EQUITY:						
Non-maturity deposits	$ 3,118,950	$ 2,977,397	$ 3,052,304	$ 2,969,170	1.23	1.18
Retail/comm certificates	2,880,570	2,890,801	2,885,908	2,847,931	3.68	3.78
Wholesale certificates	117,911	121,879	124,247	118,066	4.01	4.07
Total interest-bearing deposits	6,117,431	5,990,077	6,062,459	5,935,167	2.45	2.49
FHLB/other borrowings	1,829,914	1,950,770	1,911,552	2,027,086	3.56	3.53
Non-interest-bearing deposits	641,201	601,371	609,471	587,128	N/A	N/A
Other liabilities	148,534	188,806	192,207	189,471	N/A	N/A
Total liabilities	8,737,080	8,731,024	8,775,689	8,738,852	2.72	2.75
Total stockholders' equity	1,041,320	1,047,677	1,051,423	1,049,675		
Total liabilities and stockholders' equity	$ 9,778,400	$ 9,778,701	$ 9,827,112	$ 9,788,527		



CAPITOL FEDERAL FINANCIAL, INC.®

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16 Financial highlights Loan Portfolio (dollars in thousands) One- to four-family loans Originated Purchased 9/22 9/23 9/24 12/24 3/25 6/25 9/25 12/25 $— $2,000,000 $4,000,000 $6,000,000 $8,000,000 Commercial loans Real Estate C&I Construction 9/22 9/23 9/24 12/24 3/25 6/25 9/25 12/25 $— $500,000 $1,000,000 $1,500,000 $2,000,000 $2,500,000

17 Financial highlights Asset Quality 30 to 89 days delinquent loans to total loans receivable, net Non-performing loans to total loans receivable, net ACL/Total Loans, Net 12/31/2024 3/31/2025 6/30/2025 9/30/2025 12/31/2025 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% LTV on CRE Portfolio DSCR on CRE Portfolio 12/31/2024 3/31/2025 6/30/2025 9/30/2025 12/31/2025 40% 50% 60% 70% 80% 1.00x 1.20x 1.40x 1.60x 1.80x • underwriting standards designed to limit exposure to credit risk • complete documentation required for all loans • ongoing monitoring of loan concentrations and credit quality

18 Financial highlights Deposit Portfolio (dollars in thousands) Retail non-maturity deposits Checking/Savings High Yield Money Market Rate 12/24 3/25 6/25 9/25 12/25 $— $800,000 $1,600,000 $2,400,000 $3,200,000 $4,000,000 —% 0.25% 0.50% 0.75% 1.00% 1.25% Commercial non-maturity deposits Nonint Checking Int Checking/Savings Money Market Rate 12/24 3/25 6/25 9/25 12/25 $— $100,000 $200,000 $300,000 $400,000 $500,000 —% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% Certificates of deposit Retail Commercial Public Rate 12/24 3/25 6/25 9/25 12/25 $— $800,000 $1,600,000 $2,400,000 $3,200,000 $4,000,000 —% 1.00% 2.00% 3.00% 4.00% 5.00%

19 Financial highlights Share Information (dollars in thousands) Dividends and Share Repurchases Regular Dividends True-up Dividends Special Dividends Share Repurchases 2021 2022 2023 2024 2025 $— $50,000 $100,000 $150,000 Shares Oustanding Shares Outstanding 2021 2022 2023 2024 2025 100,000,000 110,000,000 120,000,000 130,000,000 140,000,000 150,000,000

20 Financial highlights Interest Rate Risk (dollars in thousands) M V PE R ate Sensitivity MVPE Ratio Post Shock MVPE Ratio (+200bp) Rate Sensitivity Ratio 12/24 3/25 6/25 9/25 12/25 4% 6% 8% 10% 12% 14% —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% As of December 31, 2025 More than More Than Within One Year to Three Years One Year Three Years to Five Years Interest-earning assets: Loans receivable $ 2,385,602 $ 1,862,963 $ 1,311,246 Securities 197,166 301,067 162,358 Other interest-earning assets 209,750 — — 2,792,518 2,164,030 1,473,604 Interest-bearing liabilities: Non-maturity deposits 1,131,816 599,430 453,072 Certificates of deposit 2,277,022 679,133 42,033 Borrowings 611,316 1,184,871 42,510 4,020,154 2,463,434 537,615 Net Cash Flow $ (1,227,636) $ (299,404) $ 935,989 Cumulative gap / Total assets (12.6) % (15.6) % (6.0) %